EXHIBIT 99.4

CAPITAL BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial positions and results of operations of Capital Bancorp, Inc. (“Capital”) and Integrated Financial Holdings, Inc. (“IFHI”) and have been prepared to illustrate the effects of the merger of IFHI with and into Capital, with Capital continuing as the surviving corporation (the “Merger”), under the acquisition method of accounting with Capital treated as the acquirer. (Please see the “Explanatory Note” included in the beginning of this Current Report Amendment No. 1 on Form 8-K/A (the “Amendment”).)

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of Capital and IFHI as of September 30, 2024 and assumes the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of Capital and IFHI and gives effect to the merger as if it had been completed as of January 1, 2023 and carried forward through the interim period presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed consolidated financial information. Certain reclassifications have been made to IFHI historical financial information to conform to Capital’s presentation of financial information.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with Capital’s historical consolidated financial information and related notes, which are contained in Capital’s 10-Q for the three-month and nine-month periods ended September 30, 2024, IFHI’s audited financial statements as of and for the years ended December 31, 2023 and 2022 which were included in Capital’s Form S-4/A filed on June 21, 2024, and IFHI’s unaudited financial statements as of and for the nine-month period ended September 30, 2024 which appear elsewhere in the Amendment.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of September 30, 2024

(in thousands except share data)	CBNK Historical	IFHI Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and cash equivalents:
Cash and due from banks	$23,462	$6,379	$(12,652)	(j)	$17,189
Interest bearing deposits at other financial institutions	133,180	71,443			204,623
Federal funds sold	58	-			58
Total cash and cash equivalents	156,700	77,822	(12,652)		221,870
Investment securities available for sale	208,700	1,019			209,719
Restricted investments	5,895	-			5,895
Marketable equity securities	-	-			-
Loans held for sale	19,554	41,723			61,277
Portfolio loans receivable, net of deferred fees and costs	2,107,522	382,755	(17,086)		2,472,470
Less allowance for credit losses	(31,925)	(7,660)	(3,261)		(42,847)
Total portfolio loans held for investment, net	2,075,597	375,095	(21,068)	(a)	2,429,624
Premises and equipment, net	5,959	3,638	3,826	(b)	13,423
Accrued interest receivable	12,468	4,299			16,767
Deferred tax asset	10,748	784	8,452	(c)	19,984
Bank owned life insurance	38,779	4,779			43,558
Goodwill	-	13,161	4,218	(d)	17,378
Intangible assets	-	4,520	11,559	(e)	16,079
Loan servicing assets	-	4,515			4,515
Accounts receivable	597	1,158			1,755
Other assets	25,791	9,664	(681)	(f)	34,774
TOTAL ASSETS	$2,560,788	$542,178	$1,656		$3,096,619

LIABILITIES
Deposits
Noninterest-bearing	$718,120	$85,609			$803,729
Interest-bearing	1,468,104	364,274	9,070	(g)	1,841,447
Total deposits	2,186,224	449,883	9,070		2,645,176
Federal Home Loan Bank advances	52,000	-			52,000
Other borrowed funds	12,062	-			12,062
Accrued interest payable	8,503	1,277			9,780
Other liabilities	21,888	8,388	7,150	(h)	37,426

TOTAL LIABILITIES	2,280,677	459,548	16,220		2,756,445
TOTAL STOCKHOLDERS’ EQUITY	280,111	82,630	(22,567)	(i)	340,175
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,560,788	$542,178	$(6,347)		$3,096,619

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2024

(in thousands except share data)	CBNK Historical	IFHI Historical		Pro Forma Merger Adjustments	Notes	Pro Forma Combined
INTEREST INCOME
Loans, including fees	$144,313	$27,357		$(234)	(a)	$171,435
Investment securities available-for-sale	3,902	1,698				5,600
Federal funds sold and other	3,379	-				3,379
Investment securities & deposits	-	-				-
Total interest income	151,594	29,054		(234)		180,414
INTEREST EXPENSE
Deposits	39,785	11,083		3,344	(b)	54,212
Borrowed funds	1,390	474				1,864
Total interest expense	41,175	11,557		3,344		56,076
NET INTEREST INCOME	110,419	17,497		(3,578)		124,338
Provision for credit losses	9,892	1,850		(2,797)	(c)	8,945
Provision for credit losses on unfunded commitments	263	-				263
Net interest income after provision for credit losses	100,264	15,647		(781)		115,130
NONINTEREST INCOME
Service charges on deposits	642	-				642
Credit card fees	12,266	-				12,266
Mortgage banking revenue	5,325	-				5,325
Government loan servicing and processing revenue		10,952				10,952
Government lending revenue		4,693				4,693
Loan servicing rights		549				549
Bank-owned life insurance		91				91
Other income	1,264	(10,510)	(g)			(9,246)
Total noninterest income	19,497	5,775		-		25,272
NONINTEREST EXPENSE
Salaries and employee benefits	39,524	16,184				55,708
Occupancy and equipment	5,268	862				6,130
Professional fees	5,696	1,317				7,013
Data processing	20,479	765				21,244
Advertising	5,327	350				5,677
Loan processing	1,462	1,788				3,250
Intangible amortization expense		498		(785)	(d)	(287)
Foreclosed real estate expenses, net	2	-				2
Merger-related expenses	1,315	5,133				6,448
Operational losses	2,721	-				2,721
Other operating	6,911	4,229				11,140
Total noninterest expenses	88,705	31,127		(785)		119,047
Income (loss) before income taxes	31,056	(9,705)		4		21,355
Income tax expense	7,617	1,719		1	(e)	9,337
Net income (loss)	$23,439	$(7,986)		$3		$15,456
Weighted average common shares outstanding:
Basic	13,909,090	2,369,645		262,202	(f)	16,540,937
Diluted	13,909,090	2,402,438		353,828	(f)	16,665,356
Earnings per share:						-
Basic earning (loss) per share	$1.69	$(3.37)		-		$1.07
Diluted earnings (loss) per share	$1.69	$(3.32)		-		$1.08

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2023

(in thousands except share data)	CBNK Historical	IFHI Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
INTEREST INCOME
Loans, including fees	$174,760	$31,008	$(157)	(a)	$205,611
Investment securities available-for-sale	4,815				4,815
Federal funds sold and other	3,631				3,631
Investment securities & deposits		2,095
Total interest income	183,206	33,103	(157)		216,152
INTEREST EXPENSE
Deposits	39,625	10,127	4,192	(b)	53,944
Borrowed funds	2,055	261			2,316
Total interest expense	41,680	10,388	4,192		56,260
NET INTEREST INCOME	141,526	22,715	(4,349)		159,892
Provision for credit losses	9,610	1,245	(2,797)	(c)	8,058
Provision for (release of) credit losses on unfunded commitments	(101)	(64)			(165)
Net interest income after provision for credit losses	132,017	21,534	(1,552)		151,999
NONINTEREST INCOME					-
Service charges on deposits	964	-			964
Credit card fees	17,273	-			17,273
Mortgage banking revenue	4,896	-			4,896
Government loan servicing and processing revenue	-	11,058			11,058
Government lending revenue	-	7,746			7,746
Loan servicing rights	-	251			251
Bank-owned life insurance	-	742			742
Change in fair value of marketable equity securities	-	1,615			1,615
Other income	1,842	3,354			5,196
Total noninterest income	24,975	24,766	-		49,741
NONINTEREST EXPENSE
Salaries and employee benefits	48,754	19,946			68,700
Occupancy and equipment	5,673	1,331			8,880
Professional fees	9,270	2,001			11,271
Data processing	25,686	997			26,683
Advertising	6,161	629			6,790
Loan processing	1,633	1,930			3,563
Merger-related expenses	-	177			177
Intangible amortization expense	-	664	(1,046)	(d)	(382)
Foreclosed real estate expenses (income), net	7	-			7
Operational losses	4,613	-			4,613
Outside service providers	1,932	-			1,932
Other operating	7,038	3,651			8,813
Total noninterest expenses	110,767	31,326	(1,046)		141,047
Income before income taxes	46,225	14,974	(505)		60,694
Income tax expense	10,354	3,797	(124)	(e)	14,027
Net income before noncontrolling interest	35,871	11,177	(383)		46,665
Net income attributable to noncontrolling interest	-	(47)			(47)
Net income	35,871	11,130	(383)		46,618
Weighted average common shares outstanding:
Basic	14,002,556	2,224,846	407,001	(f)	16,634,403
Diluted	14,080,547	2,265,987	490,279	(f)	16,758,822
Earnings per share:
Basic earnings per share	$2.56	$5.00	-		$2.80
Diluted earnings per share	$2.55	$5.00	-		$2.78

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Adjustments to the Unaudited Consolidated Balance Sheet

(a)
The pro forma adjustment to the estimate fair value of IFHI’s portfolio loans reflects preliminary estimated fair value adjustment for non-purchased credit deteriorated loans (“PCD”) and preliminary estimated credit mark on PCD loans. The market rate adjustment represents the impact of movement in interest rates, irrespective of credit adjustments, compared to the contractual rates of the acquired loans. The credit adjustment represents changes in credit quality of the underlying borrowers from loan inception to the acquisition date;

(b)	The pro forma adjustment to premises and equipment reflects preliminary estimated fair value adjustments;
(c)	The pro forma adjustment to deferred tax asset reflects preliminary estimated fair value adjustments;
(d)	The pro forma adjustment to goodwill reflects the elimination of historical IFHI goodwill of $13.2 million and record preliminary estimated goodwill associated with the merger of $9.1 million;
(e)
The pro forma adjustment to intangible assets reflects Capital’s estimate of the fair value of identifiable intangible assets determined based on financial, economic, market and other conditions as of the merger date;

(f)	The pro forma adjustment to other assets reflects preliminary estimated adjustments to prepaid expenses & right of use assets;
(g)
The pro forma adjustment to interest-bearing deposits reflects differences in interest rates, based on a comparison of rates on IFHI’s time deposits to recent market rates as of the merger date for terms corresponding with the maturity dates of IFHI’s interest-bearing deposits;

(h)
The pro forma adjustment to other liabilities reflects preliminary estimated adjustments to establish mortgage and SBA repurchase reserves, as well as update estimated deferred tax liability and lease liabilities;

(i)	The pro forma adjustment to stockholders’ equity is reduced by the elimination of IFHI’s stockholders’ equity; and
(j)	The pro forma adjustment to cash reflects the cash consideration paid to acquire IFH

Note 2. Pro Forma Adjustments to the Unaudited Consolidated Income Statements

(a)
The pro forma adjustment to interest income on loans reflects preliminary estimated fair value adjustments including a market rate adjustment and credit mark adjustments on acquired loans receivable. The loan fair value adjustment is amortized using the sum-of-the-years-digits method over four years;

(b)
The pro forma adjustment to interest expense on deposits reflects differences in interest rates, based on comparison of rates of IFHI’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of IFHI’s time deposits. The fair value adjustment is amortized into interest expense over the estimated remaining life of the applicable time deposits;

(c)	The pro forma adjustment to the provision for credit losses on loans reflects the preliminary estimated day 2 current expected credit losses (“CECL”) adjustment on the loan portfolio;
(d)
The pro forma adjustment to intangible amortization expense reflects preliminary estimated amortization of acquired identifiable intangible assets. Identifiable intangible assets are amortized on a straight-line basis over their respective periods;

(e)	The pro forma adjustment to income tax expense reflects an assumed tax rate of 24.5%;
(f)	The pro forma adjustments to common shares outstanding represents additional shares issued by Capital, net of IFHI shares exchanged, in the merger; and
(g)	IFH other income loss mainly driven by one-time loss associated with Special Dividend distribution.